EXHIBIT 21:

                        DATRON SYSTEMS INCORPORATED
                                SUBSIDIARIES

                              MARCH 31, 1998



                                      Percentage of        Jurisdiction
                                    Voting Securities        in which
Name                                 Owned by Parent       Incorporated
--------------------------------   ------------------      -------------

Datron World Communications Inc.            100%           California

Datron/Transco Inc.                         100%           California

Datron/Trans World Communications
   Int'l Ltd. (a Foreign Sales
   Corporation)                             100%           U.S. Virgin
                                                            Islands